AGREEMENT


                  Agreement and releases, dated as of June 30, 1995, among The Forschner Group, Inc., a Delaware corporation ("Forschner"), Bill-Mar Specialty Company, Inc., an Ohio corporation ("Bill-Mar") and, in respect of section 5 hereof only, William Ferrara.

                  WHEREAS, Victorinox of Switzerland, Ltd. and Bill-Mar are parties to an agreement dated as of October 1, 1980, as amended, (the "Distribution Agreement");

                  WHEREAS, Victorinox of Switzerland, Ltd. has been merged into Forschner; and

                  WHEREAS, subject to the terms hereof, the parties wish to terminate the Distribution Agreement and to settle all claims and controversies between them arising out of or relating to the Distribution Agreement or otherwise.

                  NOW, THEREFORE, in consideration of the promises, covenants and agreements set forth herein, the parties agree as follows:

                  1. Defined Terms. Unless otherwise provided herein, all defined terms in the Distribution Agreement shall have the same meaning in this Agreement.

                  2. Termination of Distribution Agreement. The Distribution Agreement is hereby terminated effective the date hereof and Bill-Mar shall immediately cease sales of Victorinox
Specialty Knives. All rights and privileges granted Bill-Mar under the Distribution Agreement are hereby terminated; it is understood and agreed that Bill-Mar shall have no right to use the name "Swiss Army" and Forschner's trademarks, tradenames and logos. Bill-Mar shall immediately discontinue all uses of the Swiss Army mark and name, and Forschner's and its affiliates' logos. Bill-Mar shall not advertise, directly or indirectly, that Bill-Mar formerly sold Victorinox Specialty Knives and Bill-
Mar shall make no further reference to the Swiss Army mark or name or to Forschner, its affiliates or any of their tradenames and logos in connection with Bill-Mar's business or otherwise.
Bill-Mar shall remove or cause to be remove any reference to the name "Swiss Army" and to any of Forschner's or its affiliates' logos or any colorable imitation thereof which may exist on its premises, vehicles, stationery, invoices, labels, catalogues, signs, advertisements, and in directories or books of reference.
Bill-Mar shall promptly execute and deliver to Forschner or its designee any and all documents required to transfer to Forschner or its designee any trademark rights or equities that may have vested in Bill-Mar as a result of Bill-Mar's use of the Swiss Army mark or of the name "Swiss Army" or any of Forschner's or its affiliates' logos or trademarks pursuant to the Distribution Agreement. Subsequent to two years from the date hereof, nothing in this section 2 shall be deemed to prohibit Bill-Mar from utilizing the name "Swiss Army"; provided that such use does not infringe on any trademark or other rights of Forschner; and further provided that this sentence shall not be deemed to constitute the license or consent of Forschner to any such use, infringing or non-infringing.

                  3. Payment by Forschner. Simultaneously with the execution of this Agreement, Forschner has delivered to Bill-Mar a check payable to the order of Bill-Mar in the amount of $400,000, receipt of which is hereby acknowledged.

                  4. Royalty. Forschner agrees to pay to Bill-Mar within 90 days of the end of each calendar year an amount equal to 10% of the net sales by Forschner of Victorinox Specialty Knives sold to the Advertising and Premium Market by Forschner's Corporate Markets Division in the Exclusive Territory up to a maximum aggregate payment under this paragraph of $200,000. Net sales as used herein shall mean the amount shown on invoices by Forschner to its customers less: sales and similar taxes paid to any authority, discounts, credits for returned merchandise, uncollected accounts, and shipping, insurance and similar costs.

At such time that Bill-Mar shall have received an aggregate of $200,000 pursuant to this paragraph, Forschner shall have no further obligations to make any further payments hereunder. Simultaneously with the payment of the royalty hereunder, Forschner shall supply Bill-Mar with a complete and accurate statement of all sales of Victorinox Specialty Knives sold to the Advertising and Premium Market by Forschner's Corporate Markets Division in the Exclusive Territory during the previous calendar year. In the event that Bill-Mar shall dispute such royalty report, Bill-Mar may request, in writing within 60 days of receipt of the royalty report, Forschner to conduct an audit of Forschner's books and records pertaining to such sales solely for the purpose of confirming Forschner's performance under this section. Such audit shall be conducted by an accounting firm chosen by Forschner provided that such accounting firm is a "big six" accounting firm. Such accounting firm may be the accounting firm that regularly audits the books and records of Forschner if agreed to by Bill-Mar. In the event such audit reveals a deficiency in payments from Forschner to Bill-Mar, Forschner shall pay to Bill-Mar the amount of such deficiency. In the event that such deficiency is more than 5% of the amount actually paid to Bill-Mar (a "Material Deficiency"), Forschner shall be responsible for the cost of such audit. In the event that no Material Deficiency is found, Bill-Mar shall be responsible for payment of the cost of such audit. The right of audit set forth in this section shall be Bill-Mar's sole remedy in the event of a dispute pertaining to the royalty payable hereunder and under no circumstances shall Bill-Mar have any right to review, inspect or audit any of the books and records of Forschner.

                  5. Covenant not to Compete. Each of Bill-Mar and William Ferrara acknowledge that in the course of their relationship with Forschner, they have become privy to various relationships of Forschner. Therefore, each of Bill-Mar and Mr. Ferrara hereby agree that they will not, directly or indirectly, for two years from the date hereof, whether as an employee, consultant, officer, director, shareholder participate in the manufacture, importation or sale of multi-function pocket knives in the Exclusive Territory; provided, however, that nothing herein shall be deemed to prohibit the ownership of less than 5% of the stock of any publicly held company.

                  6. List of Customers. Bill-Mar represents and warrants that Schedule A hereto contains a complete and correct list of the twenty persons and entities to whom Bill-Mar has sold the largest quantities of Victorinox Specialty Knives in the two years preceding the date hereof.

                  7. Release by Bill-Mar. Bill-Mar, for good and valuable consideration, does hereby release and discharge
Forschner, and all of its past and present employees, agents, representatives, servants, assigns, attorneys, insurers, predecessors, successors, stockholders, partners, parents, subsidiaries and affiliates, and all past and present officers and directors of Forschner
(collectively referred to as the "Forschner Releasees"), of and from all liabilities, losses, costs, damages, expenses, sums of money, contracts, agreements, promises, claims, demands, actions, causes of action, suits at law and proceedings in equity, known or unknown, whether accrued or not, which Bill-Mar ever had, now has or hereafter can, shall or may, have, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof against the Forschner Releasees, including without limitation those which relate to or arise out of the Distribution Agreement, provided, however, that nothing herein shall constitute or be deemed to constitute a release from any claims or rights of Bill-Mar against the Forschner Releasees arising under or in connection with this Agreement, and provided further that should any claims (including without limitation claims in respect of taxes and any charges relating thereto), demands, actions, causes of action, suits at law or proceedings in equity be asserted or instituted against Bill-Mar by any third-party individual or entity (including without limitation any regulatory or governmental authority), then Bill-Mar does not hereby waive any right of cross-claim, counterclaim or third-party claim or demand against the Forschner Releasees.

                  8. Release by Forschner. Forschner, for good and valuable consideration, does hereby release and discharge Bill-Mar, and all of its past and present employees, agents, representatives, servants, assigns, attorneys, insurers, predecessors, successors, stockholders, partners, parents, subsidiaries and affiliates, and all past and present officers and directors of Bill-Mar (collectively referred to as the "Bill-Mar Releasees"), of and from all liabilities, losses, costs, damages, expenses, sums of money, contracts, agreements, promises, claims, demands, actions, causes of action, suits at law and proceedings in equity, known or unknown, whether accrued or not, which Forschner ever had, now has or hereafter can, shall or may, have, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof against the Bill-Mar Releasees, including without limitation those which relate to or arise out of the Distribution Agreement, provided, however, that nothing herein shall constitute or be deemed to constitute a release from any claims or rights of Forschner against the Bill-Mar Releasees arising under or in connection with this Agreement, and provided further that should any claims (including without limitation claims in respect of taxes and any charges relating thereto), demands, actions, causes of action, suits at law or proceedings in equity be asserted or instituted against Forschner or any affiliate thereof by any third-party individual or entity (including without limitation any regulatory or governmental authority), then Forschner does not hereby waive any right of cross-claim, counterclaim or third-party claim or demand against the Bill-Mar Releasees.

                  9. Entire Agreement. This instrument constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements with respect thereto.

                  10. Captions. The descriptive headings of the several sections of this instrument are inserted for convenience only and do not constitute a part hereof.

                   11. Counterparts. This instrument may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.


                                         THE FORSCHNER GROUP, INC.



                                         By:/s/ James W. Kennedy
                                         ------------------------
                                            James W. Kennedy, Co-Chairman and
                                            Co-Chief Executive Officer




                                         BILL-MAR SPECIALTY COMPANY, INC.



                                         By:/s/ William Ferrara
                                         -----------------------
                                            William Ferrara, President




     William Ferrara, individually, in respect of Section 5 hereof only

STATE OF CONNECTICUT)
                    ) SS:
COUNTY OF FAIRFIELD)

                  On June 30, 1995, before me, the undersigned, personally appeared James W. Kennedy known to me to be the Co-Chairman and Co-Chief Executive Officer of The Forschner Group, Inc., and he, as such Co-Chairman and Co-Chief Executive Officer, executed the foregoing Agreement and release on behalf of The Forschner Group, Inc.




                                                            NOTARY PUBLIC

STATE OF OHIO )
                  ) SS:
COUNTY OF )

                  On June 30, 1995, before me, the undersigned, personally appeared William Ferrara known to me to be President of Bill-Mar Specialty Company, Inc., and he, as such President, executed the foregoing Agreement and release on behalf of Bill-Mar Specialty Company, Inc.




                                                            NOTARY PUBLIC

STATE OF OHIO )
                  ) SS:
COUNTY OF      )

                  On June 30, 1995, before me, the undersigned, personally appeared William Ferrara who executed the foregoing Agreement.




                                 NOTARY PUBLIC